Exhibit 10.3
INTEL CORPORATION
2006 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
(for Performance-Based Restricted Stock Units (or “PSUs”) with Age 60 and 5 and Rule of 75 definitions of Retirement)
1.Terms of Restricted Stock Unit. This Restricted Stock Unit Agreement, including any schedule attached hereto (this Restricted Stock Unit Agreement and such schedule, together, this “Agreement”), the Restricted Stock Unit Notice of Grant delivered online by logging into the E*TRADE Financial Corporation website (the “Notice of Grant”) and the Intel Corporation 2006 Equity Incentive Plan (the “2006 Plan”), as such may be amended from time to time, constitute the entire understanding between Lip-Bu Tan (“you”) and Intel Corporation (the “Corporation”) regarding the Restricted Stock Units (“RSUs”) identified in your Notice of Grant, which provides for the grant of a target number of 631,796 RSUs covering shares of Common Stock (“Target Number of Shares”). The RSUs granted to you are effective as of the grant date set forth in the Notice of Grant (the “Grant Date”). If there is any conflict between the terms in this Agreement and the 2006 Plan, the terms of the 2006 Plan will control. Capitalized terms not explicitly defined in this Agreement or in the Notice of Grant but defined in the 2006 Plan will have the same definitions as in the 2006 Plan.
2.Acceptance. If you are instructed by the administrators of the 2006 Plan to accept this Agreement and you fail to do so in the manner specified by the administrators within the earlier of (i) the first vest date or (ii) 180 days following the Grant Date, the RSUs identified in your Notice of Grant will be cancelled, except as otherwise determined by the Corporation in its sole discretion.
3.Vesting of RSUs. Provided that you remain continuously employed by the Corporation or a Subsidiary from the Grant Date specified in the Notice of Grant through the vesting date specified in the Notice of Grant, the RSUs will vest and be converted into the right to receive the number of shares of the Corporation’s Common Stock, $.001 par value (the “Common Stock”), determined by multiplying the Target Number of Shares by the Conversion Multiplier, except as otherwise provided in this Agreement. In the event the vesting date for the RSUs falls on a weekend or any other day on which the Nasdaq Global Select Market (“Nasdaq”) is not open, such RSUs will vest on the vesting date specified in the Notice of Grant, but the Market Value (defined below) of such vested RSUs, including for purposes of tax withholding and reporting, will be determined as of the next following Nasdaq trading day; provided, however, that if you are designated by the Board of Directors of the Corporation (“Board”) to be an “officer” as defined in Rule 16a-1(f) of  the Securities Exchange Act of 1934 (a “Section 16 Officer”), the foregoing shall not apply, and your RSUs will vest on the next following Nasdaq trading day and the Market Value of such vested RSUs will be determined as of the date the RSUs vested. The number of shares of Common Stock into which RSUs convert as specified in the Notice of Grant will be adjusted for stock splits and similar matters as specified in and pursuant to the 2006 Plan.
RSUs will vest to the extent provided in and in accordance with the terms of the Notice of Grant and this Agreement. If your status as an Employee terminates for any reason except death, Disablement (defined below), Retirement (defined below), termination without Cause (defined below) or a CIC Qualifying Termination (defined below), prior to the vesting dates set forth in your Notice of Grant, your unvested RSUs will be cancelled.
4.Conversion of RSUs.
(a)The conversion multiplier (the “Conversion Multiplier”) used for converting the RSUs into the right to receive a number of shares of Common Stock will be determined based on the Corporation’s achievement of the Relative TSR goals as set forth in Schedule A for the Performance Period (each as defined below), subject to a maximum Conversion Multiplier of 200%. In the event that the Conversion Multiplier results in the right to receive a partial share of Common Stock, the partial share will be rounded down to zero. Determination of the Corporation’s Relative TSR shall be subject to certification by the Committee.
(b)“Performance Period” is three successive fiscal years of the Corporation, beginning with the first day of fiscal year of the Grant Date and ending on the last day of the fiscal year of the second anniversary of the Grant Date.

(c)“Relative TSR” is the percentile rank of the Corporation’s total stockholder return (“TSR”) to the Corporation’s stockholders over the Performance Period in relation to the total shareholder return realized for that period by the companies in the S&P 500 Index, with TSR measured at the beginning of the Performance Period based on the average closing price of a share of Common Stock reported on Nasdaq during the three (3) calendar months commencing with the first day of the Performance Period and measured again at the end of the Performance Period based on the average closing price of a share of Common Stock reported on Nasdaq during the three (3) calendar months ending on the last day of the Performance Period.
(d)The Committee may equitably adjust the Corporation’s TSR for equity restructuring transactions including, but not limited to, a stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization or reorganization.

5.Settlement into Common Stock. Any shares of Common Stock issuable upon the vesting and conversion of the RSUs, as described in Sections 3 and 4, will be issued or become free of restrictions as soon as practicable following the vesting date of the RSUs (or, in the event of vesting acceleration for death, Disablement, Retirement, or a termination without Cause, the original vesting date, as specified in the Notice of Grant), provided that you have satisfied your tax withholding obligations as specified under Section 14 of this Agreement and you have completed, signed and returned any documents and taken any additional action that the Corporation deems appropriate to enable it to accomplish the delivery of the shares of Common Stock. The shares of Common Stock will be issued in your name (or may be issued to your executor or personal representative, in the event of your death or Disablement), and may be effected by recording shares on the stock records of the Corporation or by crediting shares in an account established on your behalf with a brokerage firm or other custodian, in each case as determined by the Corporation. In no event will the Corporation be obligated to issue a fractional share.
Notwithstanding the foregoing, (i) the date on which shares are issued or credited to your account will follow certification of performance results by the Committee (other than in the event of a CIC Qualifying Termination) and, following Committee certification, if applicable, may include a delay in order to calculate and address tax withholding and to address other administrative matters, and (ii) the Corporation will not be obligated to deliver any shares of the Common Stock during any period when the Corporation determines that the conversion of a RSU or the delivery of shares hereunder would violate any laws of the United States or your country of residence and/or employment and/or may issue shares subject to any restrictive legends that, as determined by the Corporation’s counsel, is necessary to comply with securities or other regulatory requirements.
6.Suspension or Termination of RSU for Misconduct. If at any time the Committee of the Board established pursuant to the 2006 Plan (the “Committee”), including any Subcommittee or “Authorized Officer” (as defined in Section 8(b)(v) of the 2006 Plan) notifies the Corporation that they reasonably believe that you have committed an act of misconduct as described in Section 8(b)(v) of the 2006 Plan (embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules resulting in loss, damage or injury to the Corporation, an unauthorized disclosure of any Corporation trade secret or confidential information, any conduct constituting unfair competition, inducing any customer to breach a contract with the Corporation or inducing any principal for whom the Corporation acts as agent to terminate such agency relationship), the vesting of your RSUs may be suspended pending a determination of whether an act of misconduct has been committed. If the Corporation determines that you have committed an act of misconduct, all RSUs not vested as of the date the Corporation was notified that you may have committed an act of misconduct will be cancelled and neither you nor any beneficiary will be entitled to any claim with respect to the RSUs whatsoever. Any determination by the Committee or an Authorized Officer with respect to the foregoing will be final, conclusive, and binding on all interested parties.
7.Termination of Employment. Except as expressly provided otherwise in this Agreement, if your employment by the Corporation or any Subsidiary terminates for any reason, other than on account of death, Disablement, Retirement, termination without Cause or a CIC Qualifying Termination, all RSUs will be cancelled on the date of employment termination, regardless of whether such employment termination is as a result of a divestiture or otherwise. For purposes of this Section 7, your employment with any partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Corporation or a Subsidiary is a party will be considered employment for purposes of this provision if either (a) the entity is designated by the Committee as a Subsidiary for purposes of this provision or (b) you are specifically designated as an employee of a Subsidiary for purposes of this provision.
For purposes of this provision, your employment is not deemed terminated if, prior to sixty (60) days after the date of termination from the Corporation or a Subsidiary, you are rehired by the Corporation or a

Subsidiary on a basis that would make you eligible for future Intel RSU grants under the Corporation’s human resources grant policies and matrices. In addition, your transfer from the Corporation to any Subsidiary or from any one Subsidiary to another, or from a Subsidiary to the Corporation is not deemed a termination of employment.
8.Death. Except as expressly provided otherwise in this Agreement, if you die while employed by the Corporation or any Subsidiary, your RSUs will become 100% vested. RSUs subject to vesting acceleration due to death will settle as described in Section 5.
9.Disablement. Except as expressly provided otherwise in this Agreement, if your employment terminates as a result of Disablement, your RSUs will become 100% vested upon the later of the date of your termination of employment due to your Disablement or the date of determination of your Disablement. RSUs subject to vesting acceleration due to Disablement will settle as described in Section 5.
For purposes of this Section 9, “Disablement” will be determined in accordance with the standards and procedures of the then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, and in the event you are not a participant in a then-current Long Term Disability Plan maintained by the Corporation or the Subsidiary that employs you, “Disablement” will have the same meaning as disablement is defined in the Intel Long Term Disability Plan, which is generally a physical condition arising from an illness or injury, which renders you incapable of performing work in your regular occupation, as determined by the Corporation. Your regular occupation is the occupation you routinely perform at the time your Disablement began.
10.Retirement. For purposes of this Agreement, “Retirement” will mean both (i) qualifying for Age 60 and 5 or the Rule of 75, and (ii) your termination of employment with the Corporation and its Subsidiaries occurs after the first anniversary of the Grant Date. Upon your meeting the requirements for Retirement, vesting acceleration of your RSUs will depend on the date of your termination of employment relative to the Performance Period. Your vesting acceleration percentage for Retirement will equal the number of full calendar months in the Performance Period you were an employee of the Corporation or a Subsidiary divided by 36. Your last month of employment will count as a full calendar month if your last day as an employee occurs between the 15th and the last day of the month; however, it will not count if your last day as employee occurs between the 1st and 14th day of the month. RSUs subject to Retirement vesting acceleration will settle as described in Section 5. For purposes of this Section 10:
(a)“Age 60 and 5” means your termination of employment with the Corporation and its Subsidiaries at or after age 60 with at least 5 years of service with the Corporation or a Subsidiary as an employee; or
(b)“Rule of 75” means your termination of employment with the Corporation and its Subsidiaries and, as of your termination date, your age plus years of service as an employee (in each case measured in complete, whole years) equals or exceeds 75; and
(c)Notwithstanding the foregoing, if there has been a change in the Applicable Law or the Corporation becomes aware of a legal judgment and/or legal development in the jurisdiction(s) applicable to you that likely would result in the favorable treatment that applies to the RSUs under this Section 10 being deemed unlawful and/or discriminatory, the provisions of this Section 10 regarding the treatment of the RSUs upon your Retirement shall not be applicable to you.
11.Termination Without Cause. Except as expressly provided otherwise in this Agreement, if your employment is terminated by the Corporation without Cause (as defined below) more than one year following the Grant Date, provided that you sign and do not revoke a Release (defined below), and such Release becomes effective within sixty (60) days following the date your employment with the Corporation terminates, your RSUs will vest on the vesting date specified in the Notice of Grant on a pro-rata basis following completion of the full performance period, with the number of RSUs vesting determined by multiplying (i) the number of unvested RSUs that would have vested based on the greater of target and actual performance as of the date your employment with the Corporation terminated in accordance with Sections 3 and 4 above, by (ii) a fraction, which shall in no event be greater than one (1), the numerator of which is the number of full months elapsed from the Grant Date to the date of your termination of employment and the denominator of which is the total number of months remaining in the Performance Period. RSUs subject to vesting acceleration on a termination without Cause will settle as described in Section 5. Notwithstanding the foregoing, if your employment is terminated by the Corporation without Cause when you are Retirement eligible under this Agreement, your RSUs will be accelerated in accordance with either Section 10 above or this Section 11 (but not to the extent provided under both provisions together), whichever results in the greater number of RSUs vesting.

12.Change in Control. In the event of a CIC Qualifying Termination of your employment with the Corporation following a Change in Control (as defined below), provided that you sign and do not revoke a Release, and such Release becomes effective within sixty (60) days following the date your employment with the Corporation terminates, your RSUs will vest as of the date of effectiveness of the Release with respect to (i) two-thirds (67%) of the Target Number of Shares, if the date of your termination is prior to September 18, 2026 and (ii) one hundred percent (100%) of Target Number of Shares, if the date of your termination is on or following September 18, 2026; provided that, if the sixty (60) day period following the date of your termination of employment spans two calendar years, such vesting will occur in the later of such calendar years. Notwithstanding the foregoing, in the event of a CIC Qualifying Termination when you are Retirement eligible under this Agreement, your RSUs will be accelerated in accordance with either this Section 12 or Section 10 above (but not to the extent provided under both provisions together), whichever results in the greater number of RSUs vesting. RSUs subject to vesting acceleration in the event of a CIC Qualifying Termination will settle as described in Section 5. For the avoidance of doubt, accelerated vesting pursuant to this Section 12, is in lieu of, and not in addition to acceleration on a termination without Cause absent a Change in Control pursuant to Section 11 above.
13.Definitions.
(a)“Cause” means (i) commission of an act of material fraud or dishonesty against the Corporation; (ii) intentional refusal or willful failure to substantially carry out the lawful and reasonable instructions of the Board (other than any such failure resulting from your disability); (iii) conviction of, or guilty plea or “no contest” plea to, a felony or conviction of, or guilty plea or “no contest” plea to, a misdemeanor involving moral turpitude; (iv) gross misconduct in connection with the performance of your duties; (v) improper disclosure of confidential information or a material violation of a policy of the Corporation or the Corporation’s Code of Conduct; (vi) breach or misrepresentation under any intellectual property, invention assignment, confidentiality, or proprietary information agreement to which the Corporation is a party; (vii) failure to reasonably cooperate with the Corporation in any investigation or formal proceeding or being found liable in a Securities and Exchange Commission enforcement action or otherwise being disqualified from serving in your job; or (viii) breach of duty of loyalty to the Corporation. Prior to termination for Cause, the Corporation shall provide thirty (30) days’ prior written notice of the grounds for Cause and give you an opportunity within (and including all of) those thirty (30) days to cure the alleged breach and to address the Board regarding such notice, together with counsel, at a meeting called for such purpose. Any actions by the Board at such meeting shall require the affirmative vote of not less than two-thirds of the Board (not including you). If the breach is substantially cured during such period, Cause shall not exist on account of such breach. No act or failure to act on your part shall be considered “willful” unless the Board reasonably and in good faith determines it is done, or omitted to be done, in bad faith or without reasonable belief that your act or omission was in the best interests of the Corporation. Without limitation, any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission, or based upon the advice of legal counsel for the Corporation, shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Corporation.
(b)“CIC Qualifying Termination” means your employment with the Corporation is terminated by the Corporation without Cause or you voluntarily resign your employment with the Corporation for Good Reason, in either case following a Change in Control.
(c)“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:
i.any Person (or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act), is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing greater than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below;
ii.the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the

Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
iii.there is consummated a merger or consolidation of the Corporation with any other corporation or other entity, other than (I) a merger or consolidation (A) which results in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation at least fifty percent (50%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Corporation or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing greater than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding securities; or
iv.there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than (A) a sale or disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Corporation following the completion of such transaction in substantially the same proportions as their ownership of the Corporation immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Corporation’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
Notwithstanding the foregoing, any restructuring of the Corporation’s business (including, without limitation, a transaction involving the sale of all or a portion of the Corporation’s Foundry business, or any restructuring involving a transfer, sale or spin-off of any of the Corporation’s subsidiaries, products or businesses) shall in no event constitute a Change in Control for the purposes of this definition.
Notwithstanding the foregoing, for each Award that constitutes deferred compensation under Section 409A of the Code, and to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Corporation or a change in ownership of a substantial portion of the assets of the Corporation shall also be deemed to have occurred under Section 409A of the Code.
(d)A resignation for “Good Reason” means your resignation following the occurrence, without your express, written consent, of one or more of the following conditions (whether by a single action or a series of actions): (i) a material reduction in your title, duties, responsibilities, or authority; (ii) a material reduction by the Corporation of your annual base salary or Target Bonus (as defined in the Offer Letter); or (iii) a relocation of your principal place of employment more than thirty (30) miles from its current location in Santa Clara, California; or (iv) a failure by the Corporation to timely satisfy its obligations with respect to any of the equity award grants described in the Offer Letter, provided that the Corporation has had thirty (30) days to cure any such failure.

(e)“Offer Letter” means that certain offer letter by and between you and the Corporation dated March 10, 2025.
(f)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
(g)“Release” means a release of claims in favor of the Corporation in a form generally used by the Corporation.
14.Tax Withholding.
(a)To the extent RSUs are subject to tax withholding obligations, the taxable amount generally will be based on the Market Value on the date of the taxable event. RSUs are taxable in accordance with the existing or future tax laws of the country or countries in which you are subject to tax such as the country or countries in which you reside and/or are employed on the Grant Date, vest dates, or during the vesting period. Your RSUs may be taxable in more than one country, based on your country of citizenship and/or the countries in which you resided or were employed on the Grant Date, vest date or during the vesting or other relevant period.
(b)You will make arrangements satisfactory to the Corporation (or the Subsidiary that employs you, if your Subsidiary is involved in the administration of the 2006 Plan) for the payment and satisfaction of any income tax, social security tax, payroll tax, social taxes, applicable national or local taxes, or payment on account of other tax related to withholding obligations that arise by reason of granting or vesting of RSUs or sale of Common Stock shares from vested RSUs (whichever is applicable).
(c)The Corporation will not be required to issue or lift any restrictions on shares of the Common Stock pursuant to your RSUs or to recognize any purported transfer of shares of the Common Stock until such obligations are satisfied.
(d)Unless provided otherwise by the Committee, these obligations will be satisfied by the Corporation withholding a number of shares of Common Stock that would otherwise be issued under the RSUs that the Corporation determines has a Market Value sufficient to meet the tax withholding obligations. In the event that the Committee provides that these obligations will not be satisfied under the method described in the previous sentence, you authorize E*TRADE Financial Corporate Services, Inc. and Morgan Stanley Smith Barney LLC (“E*Trade”), or any successor plan administrator, to sell a number of shares of Common Stock that are issued under the RSUs, which the Corporation determines is sufficient to generate an amount that meets the tax withholding obligations plus additional shares to account for rounding and market fluctuations, and to pay such tax withholding to the Corporation for remittance to the appropriate tax authorities. The shares may be sold as part of a block trade with other participants of the 2006 Plan in which all participants receive an average price. For purposes of this Agreement, “Market Value” will be calculated as the average of the highest and lowest sales prices of the Common Stock as reported by Nasdaq on the day your RSUs vest. The future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty.
(e)You are ultimately liable and responsible for all taxes owed by you in connection with your RSUs, regardless of any action the Corporation takes or any transaction pursuant to this Section 14 with respect to any tax withholding obligations that arise in connection with the RSUs. The Corporation makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the RSUs or the subsequent sale of any of the shares of Common Stock underlying the RSUs that vest. The Corporation does not commit and is under no obligation to structure the RSU program to reduce or eliminate your tax liability.
15.Rights as Stockholder. Your RSUs may not be otherwise transferred or assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and may not be subject to execution, attachment or similar process. Any attempt to transfer, assign, hypothecate or otherwise dispose of your RSUs other than as permitted above, will be void and unenforceable against the Corporation.
You will have the rights of a stockholder only after shares of the Common Stock have been issued to you following vesting of your RSUs and satisfaction of all other conditions to the issuance of those shares as set forth in this Agreement. RSUs will not entitle you to any rights of a stockholder of Common Stock and there are no voting or dividend rights with respect to your RSUs. RSUs will remain terminable pursuant to this Agreement at all times until they vest and convert into shares. As a condition to having the right to receive shares of Common Stock pursuant to your RSUs, you acknowledge that unvested RSUs will have no value for purposes of any aspect of your employment relationship with the Corporation or a Subsidiary.
16.Disputes. Any question concerning the interpretation of this Agreement, your Notice of Grant, the RSUs or the 2006 Plan, any adjustments required to be made thereunder, and any controversy that may arise under this Agreement, your Notice of Grant, the RSUs or the 2006 Plan will be determined by the Committee (including any person(s) to whom the Committee has delegated its authority) in its sole and absolute discretion. Such decision by the Committee will be final and binding unless determined pursuant to Section 19(e) to have been arbitrary and capricious.
17.Amendments. The 2006 Plan and RSUs may be amended or altered by the Committee or the Board o to the extent provided in the 2006 Plan.

18.Data Privacy. You explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document and any other RSU grant materials (“Data”) by and among, as applicable, the Corporation, the Subsidiary that employs you (the “Employer”) and any other Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the 2006 Plan.
You hereby understand that the Corporation holds certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, administering and managing the 2006 Plan. You hereby understand that Data will be transferred to E*Trade and any other third parties assisting in the implementation, administration and management of the 2006 Plan, that these recipients may be located in your country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You hereby understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Corporation, E*Trade and any other possible recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the exclusive purpose of implementing, administering and managing your participation in the 2006 Plan, including any requisite transfer of such Data as may be required to another broker or other third party with whom you may elect to deposit any shares of Common Stock acquired under your RSUs. You hereby understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the 2006 Plan. You hereby understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative.
Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Corporation would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you hereby understand that refusing or withdrawing your consent may affect your ability to participate in the 2006 Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you hereby understand that you may contact the human resources representative responsible for your country at the local or regional level.
Finally, upon request of the Corporation or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents) that the Corporation and/or the Employer may deem necessary to obtain from you for the purpose of administering your participation in the 2006 Plan in compliance with the data privacy laws in your country, either now or in the future.  You understand and agree that you will not be able to participate in the 2006 Plan if you fail to provide any such consent or agreement requested by the Corporation and/or the Employer.
19.The 2006 Plan and Other Terms.
(a)Any prior agreements, commitments or negotiations concerning the RSUs are superseded by this Agreement and your Notice of Grant. You hereby acknowledge that a copy of the 2006 Plan has been made available to you.
(b)The grant of RSUs to an employee in any one year, or at any time, does not obligate the Corporation or any Subsidiary to make a grant in any future year or in any given amount and should not create an expectation that the Corporation or any Subsidiary might make a grant in any future year or in any given amount.
(c)Notwithstanding any other provision of this Agreement, if any changes in law or the financial or tax accounting rules applicable to the RSUs covered by this Agreement will occur, the Corporation may, in its sole discretion, (i) modify this Agreement to impose such restrictions or procedures with respect to the RSUs (whether vested or unvested), the shares issued or issuable pursuant to the RSUs and/or any proceeds or payments from or relating to such shares as it determines to be necessary or appropriate to comply with applicable law or to address, comply with or offset the economic effect to the Corporation of any accounting or administrative matters relating thereto, or (ii) cancel and cause a forfeiture with respect to any unvested RSUs at the time of such determination.

(d)Nothing contained in this Agreement creates or implies an employment contract or term of employment upon which you may rely.
(e)Because this Agreement relates to terms and conditions under which you may be issued shares of Common Stock, an essential term of this Agreement is that it will be governed by the laws of the State of Delaware, without regard to choice of law principles of Delaware or other jurisdictions. Any action, suit, or proceeding relating to this Agreement or the RSUs granted hereunder will be brought in the state or federal courts of competent jurisdiction in the State of California.
(f)Notwithstanding anything to the contrary in this Agreement or the applicable Notice of Grant, your RSUs are subject to reduction by the Corporation if you change your employment classification from a full-time employee to a part-time employee.
(g)RSUs are not part of your employment contract (if any) with the Corporation or any Subsidiary, your salary, your normal or expected compensation, or other remuneration for any purposes, including for purposes of computing severance pay or other termination compensation or indemnity.
(h)In consideration of the grant of RSUs, no claim or entitlement to compensation or damages will arise from termination of your RSUs or diminution in value of the RSUs or Common Stock acquired through vested RSUs resulting from termination of your active employment by the Corporation (for any reason whatsoever and whether or not in breach of local labor laws) and you hereby release the Corporation from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then you will be deemed irrevocably to have waived your entitlement to pursue such claim.
(i)Notwithstanding any terms or conditions of the 2006 Plan to the contrary, except as provided herein, in the event of involuntary termination of your employment (whether or not in breach of local labor laws), your right to receive the RSUs and vest in RSUs under the 2006 Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to sell shares of Common Stock that converted from vested RSUs after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.
(j)Notwithstanding any provision of this Agreement, the Notice of Grant or the 2006 Plan to the contrary, if, at the time of your termination of employment with the Corporation,  you are a “specified employee” as defined in Section 409A of the Internal Revenue Code ("Code"), and one or more of the payments or benefits received or to be received by you pursuant to the RSUs would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under the RSUs until the earliest of (A) the date which is six (6) months after  your "separation from service” for any reason, other than death or “disability” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of your death or “disability” (as such term is used in Section 409A(a)(2)(C) of the Code) or (C) the effective date of a “change in the ownership or effective control” of the Corporation (as such term is used in Section 409A(a)(2)(A)(v) of the Code). Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. The RSUs are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided, that the Corporation does not guarantee you any particular tax treatment of the RSUs. In addition, if any provision of the RSUs would cause you to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Corporation may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In no event whatsoever shall the Corporation be liable for any additional tax, interest or penalties that may be imposed on you by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.
(k)Copies of Intel Corporation's Annual Report to Stockholders for its latest fiscal year and Intel Corporation's latest quarterly report are available, without charge, at the Corporation's business office.
(l)The Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding your participation in the 2006 Plan, or his or her acquisition or sale of the underlying shares of Common Stock. You understand and agree that you should consult with your own personal tax, legal and financial advisors regarding your participation in the 2006 Plan before taking any action related to the 2006 Plan.

(m)In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
(n)You acknowledge that a waiver by the Corporation of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this agreement, or of any subsequent breach of this Agreement.
(o)You acknowledge and agree that by accepting this Award, you agree (i) to repay any incentive-based compensation you receive, whether paid pursuant to this Agreement or any other incentive-based compensation plan or agreement maintained in the past or adopted in the future by the Corporation, to the extent repayment is required under any policy heretofore or hereafter adopted by the Corporation in compliance with stock exchange rules and Section 10D of the Exchange Act regarding erroneously awarded compensation, (ii) that the repayment of any incentive-based compensation as described in (i) shall not be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between you and the Corporation, and (iii) that the Corporation shall not indemnify you against any liability or loss (including without limitation the loss of any incentive-based compensation, any payment or reimbursement for the cost of third-party insurance purchased by you to fund potential recovery obligations with respect to any clawback policy maintained by the Corporation, or any judgments, fines, taxes, penalties or amounts paid in settlement by or on behalf of you) incurred by you in connection with or as a result of any action taken by the Corporation to enforce the terms of any clawback policy or provision applicable to you (a “Clawback Proceeding”), or provide any indemnification or advancement of expenses (including attorneys’ fees) incurred by you in connection with any such Clawback Proceeding.
20.Imposition of Other Requirements. The Corporation reserves the right to impose other requirements on the RSUs and on any shares of Common Stock acquired upon vesting of the RSUs, to the extent that the Committee determines it is necessary for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
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By acknowledging this grant of awards or your acceptance of this Agreement in the manner specified by the administrators, you and Intel Corporation agree that the RSUs identified in your Notice of Grant are governed by the terms of this Agreement, the Notice of Grant and the 2006 Plan. You further acknowledge that you have read and understood the terms of the RSUs set forth in this Agreement, the Grant Notice and the 2006 Plan.